                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (date of earliest event reported):
                                 May 15, 1998



                       BORON, LePORE & ASSOCIATES, INC.
            (Exact name of Registrant as specified in its charter)


           Delaware                 000-23093                 22-2365997
 (State or other jurisdiction      (Commission            (I.R.S. Employer
       of incorporation)           File Number)          Identification No.)



                  17-17 Route 208 North, Fair Lawn, NJ  07410
             (Address of principal executive offices and zip code)


                                 (201) 791-7272
              (Registrant's telephone number, including area code)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
-------   ------------------------------------------------------------------

     (a)  Financial Statements of Businesses Acquired

          (i)   Report of Independent Public Accountants

          (ii) Balance Sheets of Medical Education Systems, Inc. as of December 31, 1997 and 1996 and as of March 31, 1998 (unaudited).

          (iii) Statements of Operations, Stockholders' Deficit and Cash Flows for the years ended December 31, 1997 and 1996 and for the three months ended March 31, 1998 and 1997 (unaudited).

          (iv) Statements of Stockholders' Deficit as of December 31, 1997 and March 31, 1998 (unaudited).

          (v) Statements of Cash Flows for the years ended December 31, 1997 and 1996 and for the three months ended March 31, 1998 and 1997 (unaudited).

          (vi)  Notes to the financial statements.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------

To the Board of Directors of

          Medical Education Systems, Inc.:

We have audited the accompanying balance sheets of Medical Education Systems, Inc. (a Pennsylvania corporation) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Education Systems, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Roseland, New Jersey
April 24, 1998

                        MEDICAL EDUCATION SYSTEMS, INC.
                        -------------------------------

                                BALANCE SHEETS
                                --------------

        AS OF MARCH 31, 1998 (UNAUDITED) AND DECEMBER 31, 1997 AND 1996
        ---------------------------------------------------------------


                                                                                    AS OF DECEMBER 31,
                                                            MARCH 31,         -----------------------------
                    ASSETS                                    1998               1997               1996
                    ------                                 -----------        ----------         ----------
                                                           (UNAUDITED)
CURRENT ASSETS:
 Cash and cash equivalents                                 $1,353,493         $1,056,216         $1,168,603
 Accounts receivable                                        1,536,203            603,073            821,680
 Note receivable                                                    0                  0             70,317
 Costs in excess of billings                                  189,025            175,531             54,731
 Prepaid expenses                                              26,393             22,972             15,644
                                                           ----------         ----------         ----------
           Total current assets                             3,105,114          1,857,792          2,130,975
                                                           ----------         ----------         ----------

PROPERTY AND EQUIPMENT:
 Computer and other equipment                                 385,001            364,146            273,271
 Furniture and fixtures                                       160,194            160,194            125,447
                                                           ----------         ----------         ----------

                                                              545,195            524,340            398,718
 Less - Accumulated depreciation and amortization            (355,770)          (333,145)          (252,887)
                                                           ----------         ----------         ----------

                                                              189,425            191,195            145,831
                                                           ----------         ----------         ----------

OTHER ASSETS                                                   15,751             11,541             13,483
                                                           ----------         ----------         ----------

           Total assets                                    $3,310,290         $2,060,528         $2,290,289
                                                           ==========         ==========         ==========
           LIABILITIES AND STOCKHOLDERS' DEFICIT
           -------------------------------------

CURRENT LIABILITIES:
 Current portion of long-term debt                         $   19,744         $   19,528         $   18,703
 Accounts payable and accrued liabilities                     506,563            493,854            459,037
 Billings in excess of costs                                3,233,137          1,676,896          2,111,106
                                                           ----------         ----------         ----------

           Total current liabilities                        3,759,444          2,190,278          2,588,846
                                                           ----------         ----------         ----------

LONG-TERM DEBT, net of current portion                         41,860             46,881             66,368
                                                           ----------         ----------         ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
 Common stock, no par value; authorized 1,000 shares;
  issued and outstanding 935 shares at March 31, 1998,
  December 31, 1997 and 1996                                      935                935                935
 Additional paid-in capital                                   114,765            114,765            114,765
 Accumulated deficit                                         (516,465)          (202,082)          (390,376)
 Less - 230 shares of treasury stock, at cost                 (90,249)           (90,249)           (90,249)
                                                           ----------         ----------         ----------

           Total stockholders' deficit                       (491,014)          (176,631)          (364,925)
                                                           ----------         ----------         ----------

           Total liabilities and stockholders' deficit     $3,310,290         $2,060,528         $2,290,289
                                                           ==========         ==========         ==========

 The accompanying notes to financial statements are an integral part of these balance sheets.

                        MEDICAL EDUCATION SYSTEMS, INC.
                        -------------------------------


                           STATEMENTS OF OPERATIONS
                           ------------------------

        FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)
        --------------------------------------------------------------
              AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
              --------------------------------------------------

                                                        THREE MONTHS
                                                        ENDED MARCH 31,             YEARS ENDED DECEMBER 31,
                                                  ---------------------------      --------------------------
                                                      1998           1997               1997           1996
                                                  -----------     -----------      ------------    -----------
                                                          (UNAUDITED)
CONTRACT REVENUE                                   $1,962,357     $3,845,169       $15,786,257     $8,525,520

COST OF CONTRACT REVENUE                            1,018,865      2,138,528         7,939,942      4,354,309
                                                  -----------     ----------       -----------     ----------
          Gross profit                                943,492      1,706,641         7,846,315      4,171,211

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        1,259,516      1,461,435         7,685,242      4,042,078
                                                  -----------     ----------       -----------     ----------
          Income (loss) from operations              (316,024)       245,206           161,073        129,133
                                                  -----------     ----------       -----------     ----------

OTHER INCOME (EXPENSE):
  Interest income                                       3,096          7,620            34,212         26,381
  Interest expense                                     (1,455)        (1,870)           (6,991)        (8,140)
                                                  -----------     ----------       -----------     ----------
                                                        1,641          5,750            27,221         18,241
                                                  -----------     ----------       -----------     ----------
          Net income (loss)                       $  (314,383)    $  250,956       $   188,294     $  147,374
                                                  ===========     ==========       ===========     ==========

 The accompanying notes to financial statements are an integral part of these statements.

                        MEDICAL EDUCATION SYSTEMS, INC
                        ------------------------------

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                      -----------------------------------

             FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
             -----------------------------------------------------
              AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
              --------------------------------------------------

                                      Common Stock                                                     Treasury Stock
                                 ----------------------                                          -----------------------
                                  Number of                 Additional       Retained Earnings    Number of
                                   Shares      Amount     Paid-In Capital        (Deficit)          Shares       Amount     Total
                                 ----------   ---------  -----------------   -----------------   -----------   ---------  ---------
BALANCE,  December 31, 1995          935        $935        $114,765           $ 153,492             110       ($24,249)   $244,943

  Net Income                           0           0               0             147,374               0              0     147,374
  Distributions                        0           0               0            (691,242)              0              0    (691,242)
  Treasury stock purchase              0           0               0                   0             120        (66,000)    (66,000)
                                    ----        ----        --------           ---------            ----       --------   ---------

BALANCE, December 31, 1996           935         935         114,765            (390,376)            230        (90,249)   (364,925)

   Net income                          0           0               0             188,294               0              0     188,294
                                    ----        ----        --------           ---------            ----       --------   ---------

BALANCE, December 31, 1997           935         935         114,765            (202,082)            230        (90,249)   (176,631)

   Net loss                            0           0               0            (314,383)              0              0    (314,383)
                                    ----        ----        --------           ---------            ----       --------   ---------
BALANCE, March 31, 1998
 (unaudited)                         935        $935        $114,765           ($516,465)            230       ($90,249)  ($491,014)
                                    ====        ====        ========           =========            ====       ========   =========

 The accompanying notes to financial statements are an integral part of these statements.

                        MEDICAL EDUCATION SYSTEMS, INC.
                        ------------------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------
      FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND
      ------------------------------------------------------------------
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------

                                                       THREE MONTHS ENDED MARCH 31,       YEARS ENDING DECEMBER 31,
                                                       -----------------------------    -----------------------------
                                                           1998             1997            1997            1996
                                                       ------------     ------------    ------------     ------------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                             ($314,383)      $  250,956        $188,294         $147,374
 Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities-
  Depreciation and amortization                            22,762           12,785          81,109           51,082
  Changes in operating assets and liabilities-
    (Increase) decrease in accounts receivable           (933,130)      (1,321,006)        218,607          124,536
    Decrease (increase) in other assets                    (4,347)             (78)          1,392           (7,446)
    Collections of note receivable                              0           70,317          70,317            2,113
    (Increase) decrease in costs in excess of billings    (13,494)        (301,189)       (120,800)          42,062
    Increase in prepaid expenses                           (3,421)        (102,796)         (7,328)           (5,520)
    Increase (decrease) in accounts payable and
     accrued liabilities                                   12,709         (138,127)         34,817         (103,018)
    (Decrease) increase in billings in excess of costs  1,556,241        1,940,665        (434,210)       1,185,190
                                                       ----------       ----------      ----------       ----------
         Net cash provided by (used in)
           operating activities                           322,937          411,527          32,198        1,436,373
                                                       ----------       ----------      ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES- -
 Purchases of property and equipment                      (20,855)         (67,571)       (125,923)        (105,492)
                                                       ----------       ----------      ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Stockholders' loans                                            0                0               0            9,092
 Proceeds from long-term debt                                   0                0               0           50,000
 Repayment of bank note                                         0                0               0         (110,000)
 Repayment of long-term debt                               (4,805)          (4,604)        (18,662)         (14,096)
 Stockholder distributions                                      0                0               0         (691,242)
 Treasury stock purchase                                        0                0               0          (66,000)
                                                       ----------       ----------      ----------       ----------
         Net cash used in financing activities             (4,805)          (4,604)        (18,662)        (822,246)
                                                       ----------       ----------      ----------       ----------
         Net (decrease) increase in cash and cash
             equivalents                                  297,277          339,352        (112,387)         508,635

CASH AND CASH EQUIVALENTS, beginning of period          1,056,216        1,168,603       1,168,603          659,968
                                                       ----------       ----------      ----------       ----------
CASH AND CASH EQUIVALENTS, end of period               $1,353,493       $1,507,955      $1,056,216       $1,168,603
                                                       ==========       ==========      ==========       ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the period for interest                  $1,755           $1,937          $7,135           $8,808
                                                       ==========       ==========      ==========       ==========

     The accompanying notes to financial statements are an integral part of these statements.

                        MEDICAL EDUCATION SYSTEMS, INC.
                        -------------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

       Description of Business-
       ------------------------

         Medical Education Systems, Inc. (the "Company") provides healthcare, research, educational and training services. The Company extends credit in the normal course of business to its customers, which consist principally of pharmaceutical companies.

       Unaudited Interim Financial Information-
       ----------------------------------------

         The accompanying financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles. The foregoing financial information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods presented. All such adjustments are of a normal, recurring nature. These results, however, are not necessarily indicative of the results to be expected for the full fiscal year.

       Cash and Cash Equivalents-
       --------------------------

         The Company considers all money market accounts and investment instruments purchased with an original maturity of three months or less to be cash equivalents.

         The Company maintains its cash in bank deposit accounts and a brokerage account, which at times may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

       Property and Equipment-
       -----------------------

         Property and equipment are stated at cost. Depreciation and amortization are provided by the use of the straight-line method over the estimated useful lives of the related assets, generally a five to seven year period.

       Revenue Recognition-
       --------------------

         Revenue is recognized as services are performed. For conferencing services, revenue is recognized upon completion of the meeting or symposia. Revenue for multiple-meeting projects is attributed to individual meetings, based on an average amount per meeting, and is recognized as individual meetings are completed. Revenues for product marketing services is recognized in the period contractual benchmarks are achieved and confirmed by the client.

         Customers are invoiced according to agreed-upon billing terms. Items which are invoiced prior to performance of the related services are recorded as billings in excess of costs and are not recognized as revenue until the required service is provided, in accordance with the Company's revenue recognition policy.

       Income Taxes-
       -------------

         The Company has elected S Corporation status for Federal and state income tax purposes. Consequently, taxable income flows through and is taxed to the stockholders on their individual tax returns. Accordingly, no provision for Federal and state income taxes is included in the accompanying financial statements.

       Use of Estimates-
       -----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. While actual results could differ from those estimates, management believes that the estimates are reasonable.

(2)  NOTE RECEIVABLE:
     ----------------

       In connection with the sale of the Company's previously owned building, the Company received a mortgage note in the amount of $75,000, payable in 35 equal payments of $627, including interest at 8% and a final payment of $70,466 in April 1997.

(3)  REVOLVING CREDIT FACILITY:
     --------------------------

       During 1995, the Company entered into a borrowing agreement with a bank. As of December 31, 1996, the agreement provided for maximum borrowings of $200,000 due on demand, with monthly interest payments calculated at prime plus 1%.

       The borrowing agreement was amended and restated in June 1997. The amended and restated agreement provides for maximum borrowings of $500,000, principal due on demand, with monthly interest payments calculated at the prime rate.

       There were no borrowings outstanding as of March 31, 1998, December 31, 1997 and 1996.

       Available borrowings are calculated based upon a percentage of eligible accounts receivable. As of December 31, 1997, the Company had approximately $355,000 available for borrowings under the revolving credit facility.

       Borrowings are collateralized by substantially all corporate assets and the personal guarantee of a stockholder.

(4)  LONG-TERM DEBT:
     ---------------

       Long-term debt consists of the following-

                                                                              March 31,            December 31,
                                                                             -----------      -----------------------
                                                                                 1998           1997           1996
                                                                             (UNAUDITED)
                                                                             -----------      --------       --------
         Note payable in monthly installments of $833 plus interest at the bank's prime rate plus 1%; final payment due November 2000;
          collateralized by substantially all corporate assets and the
          personal guarantee of a stockholder                                  $26,667         $29,167        $39,167
         Note payable in monthly installments of $1,041 including
          interest at 9%; final payment due June 2001; collateralized by substantially all corporate assets and the personal
          guarantee of a stockholder                                            34,937          37,242         45,904
                                                                               -------         -------        -------
                                                                                61,604          66,409         85,071

         Less - Current portion                                                 19,744          19,528         18,703
                                                                               -------         -------        -------
                                                                               $41,860         $46,881        $66,368
                                                                               =======         =======        =======

       Aggregate annual maturities are as follows-

         Year ending December 31-
           1998                                   $19,528
           1999                                    20,432
           2000                                    20,578
           2001                                     5,871
                                                  -------
                                                  $66,409
                                                  =======

(5)  COMMITMENTS AND CONTINGENCIES:
     ------------------------------

       Operating Leases-
       -----------------

         The Company leases office space under two noncancellable leases which expire in 2002 and 2008.

         Future minimum lease payments as of December 31, 1997 are as follows-

            Year ending December 31-
              1998                                $  225,000
              1999                                   230,000
              2000                                   235,000
              2001                                   244,000
              2002                                   240,000
              Thereafter                           1,139,000
                                                  ----------
                                                  $2,313,000
                                                  ==========

         Total rent expense aggregated $31,486, $22,555, $129,811 and $85,785 for the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively, and is included in general and administrative expenses.

       Litigation-
       -----------

         The Company, from time to time, is involved in legal proceedings incurred in the normal course of business. The Company believes none of these proceedings will have a material adverse effect on the financial condition or liquidity of the Company.

(6)  PURCHASE OF TREASURY STOCK:
     --------------------------

       In January 1996, the Company entered into stock redemption agreements with two minority stockholders ("stockholders") to purchase 120 shares (60 from each shareholder) at a total cost of $66,000.

       The Company also entered into one year consulting agreements with each stockholder, commencing on January 1, 1996. Under these agreements, each stockholder received $100,000 in 1996.

(7)  RETIREMENT PLAN:
     ---------------

     The Company has a 401(k) plan covering substantially all employees. The maximum allowable employee contribution is based upon applicable Internal Revenue Service regulations. Employer contributions are funded annually and are at the sole discretion of the Board of Directors. Employer contributions to the plan were $69,291 and $53,641 for the years ended December 31, 1997 and 1996, respectively.


(8)  SUBSEQUENT EVENT (UNAUDITED):
     ----------------------------

     In May 1998, substantially all of the assets and certain liabilities of the Company were acquired by Boron LaPore & Associates, Inc. The purchase price is $10,000,000 in cash and 160,103 shares of common stock of BLP. In addition, BLP may be required to pay up to $10,000,000 in contingent cash payments based on certain operating income goals of the acquired business during the twelve-month period subsequent to the acquisition date. The acquisition will be accounted for using the purchase method of accounting.

     (b)  Pro Forma Financial Information

          (i)   Report of Independent Public Accountants.

          (ii)  Pro Forma Condensed Balance Sheet as of March 31, 1998.

          (iii) Related Pro Forma Statements of Income for the three months ended March 31, 1998 and the year ended December 31, 1997.

          (iv)  Notes to the Unaudited Pro Forma Condensed Financial Statements.


              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements give effect to the acquisition of Medical Education Systems, Inc. (MES) by Boron, LePore & Associates, Inc. (BLP) (the Transaction). These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Transaction occurred on an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

     The condensed historical financial statements of operations for the periods presented are derived from the historical financial statements of BLP and MES. These condensed financial statements should be read in conjunction with the BLP December 31, 1997 Annual Report on Form 10-K and the quarterly report as of March 31, 1998 on Form 10-Q in addition to the historical financial statements of MES, attached hereto. The historical financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of BLP's and MES's management, includes all adjustments necessary for a fair presentation of information for such periods.

A pro forma condensed balance sheet is provided as of March 31, 1998 giving effect to the Transaction as though it had been consummated on that date. Pro forma condensed statements of operations are provided for the three months ended March 31, 1998 and the year ending December 31, 1997, giving effect to the Transaction as though it had occurred at the beginning of the earliest period presented.

PRO FORMA CONDENSED BALANCE SHEET
         As of March 31, 1998

                                                 Historical
                                      ----------------------------------                          Pro Forma combined Boron, LePore
                                      Boron, LePore &     Medical                                  & Associates, Inc. and Medical
                                        Associates     Education Systems  Pro Forma Adjustments            Education Systems
                                      --------------- ------------------ ----------------------- ---------------------------------
ASSETS
Current assets:
Cash and cash equivalents             $ 16,631,864     $   1,353,493      $  (10,000,000) (b)     $     7,985,357
Accounts receivable, net                35,207,755         1,536,203                                   36,743,958
Prepaid expense and other current
assets                                   3,304,702           215,418                                    3,520,120
                                      --------------------------------------------------------------------------------------------
Total current assets                    55,144,321         3,105,114                                   48,249,435

Furniture, fixtures and
  equipment, at cost,
  net of accumulated depreciation        6,353,859           189,425                                    6,543,284
Intangibles                              9,086,729                 -      $   15,300,508  (b)          24,387,237
Other assests                              185,797            15,751                                      201,548
                                      -----------------------------------                      -----------------------------------
Total assets                          $ 70,770,706     $   3,310,290                              $    79,381,504
                                      ===================================                      ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued
expenses                              $ 15,692,021     $     506,563                              $    16,198,584
Current portion of long term
debt                                            -             19,744                                       19,744
Deferred revenue                        13,023,926                -                                    13,023,926
Billings in excess of costs                629,500         3,233,137                                    3,862,637
                                      --------------------------------                           ----------------------------------
Total current liabilities               29,345,447         3,759,444                                   33,104,891

Long term debt, net of current
portion                                        -             41,860                                        41,860

Deferred income taxes                    2,559,000               -                                      2,559,000

Stockholder's equity (deficit):                                           $        1,601   (b)
Common stock                               150,875              935       $         (935)  (a)            152,476
Treasury stock                         (24,349,992)         (90,249)      $       90,249   (a)        (24,349,992)
Additional paid-in capital              68,323,819          114,765       $    4,807,893   (a)         73,131,712
                                                                          $     (114,765)  (b)
Accumulated deficit                    (5,258,443)         (516,465)      $      516,465   (a)         (5,258,443)
                                      -------------   ----------------                           ----------------------------------
Total stockholders' equity (deficit)    38,866,259          (491,014)                                  43,675,753
                                      -------------   ----------------                           ----------------------------------
Total liabilities and stockholders'
equity (deficit)                      $ 70,770,706     $   3,310,290                              $    79,381,504
                                      =============   ===============                            ==================================

PRO FORMA STATEMENT OF INCOME
For the three months ended March 31, 1998

                                                       Historical
                                        --------------------------------------                      Pro Forma Combined Boron,
                                        Boron, LePore &          Medical           Pro Forma      LePore & Associates, Inc. and
                                         Associates, Inc.   Education Systems     Adjustments       Medical Education Systems
                                        --------------------------------------    -----------     --------------------------------
Revenues                                $    32,153,876   $   1,962,357                                    $   34,116,233
Cost of sales                                23,756,673       1,018,865                                        24,775,538
                                        --------------------------------------                    --------------------------------
     Gross profit                             8,397,203         943,492                                         9,340,695

Selling, general and administrative
expenses                                      5,780,408       1,259,516              191,196 (d)                7,231,120
                                        --------------------------------------                    --------------------------------
     Operating income (loss)                  2,616,795        (316,024)                                        2,109.575

Interest (income) expense, net                 (308,207)         (1,640)                                         (309,847)
                                        --------------------------------------                    --------------------------------
     Income (loss) before provision
     for income taxes                         2,925,002        (314,384)                                        2,419,422
Provision for income taxes                    1,050,000             -                     - (f)                 1,050,000
                                        --------------------------------------                    --------------------------------
Net income (loss)                       $     1,875,002   $    (314,384)                                   $    1,369,422
                                        ======================================                    ================================

Earnings per share-basic                $          0.17                                                    $         0.13
                                        ===============                                           ================================

Weighted average common shares
 outstanding-basic                           10,769,416                              160,103 (b)               10,929,519
                                        ===============                                           ================================

Earnings per share-diluted              $          0.17                                                    $         0.12
                                        ===============                                           ================================

Weighted average common and common
 equivalent shares outstanding-diluted       11,173,588                              160,103 (b)               11,333,691
                                        ===============                                           ================================

PRO FORMA CONDENSED STATEMENT OF INCOME
For the year ended 12/31/97

                                                   Historical
                                   ----------------------------------------                      Pro Forma Combined Boron,
                                    Boron, Lepore &            Medical           Pro Forma     LePore & Associates, Inc. and
                                    Associates, Inc.      Education Systems     Adjustments      Medical Education Systems
                                   ------------------     -----------------     -----------    ------------------------------
Revenues                            $   72,907,104         $   15,786,257                              $   88,693,361
Cost of Sales                           51,579,923              7,939,942                                  59,519,865
                                    ---------------------------------------                     -----------------------------
     Gross Profit                       21,327,181              7,846,315                                  29,173,496

Selling, general and administrative
expenses                                12,443,944              7,685,242       $    764,785(c)            20,893,971
                                    ---------------------------------------                     -----------------------------
     Operating income                    8,883,237                161,073                                   8,279,525

Interest (income) expense, net           1,071,062                (27,221)                                  1,043,841
                                   ---------------------------------------                      -----------------------------
     Income before provision for
     income taxes                        7,812,175                188,294                                   7,235,684
Provision for income taxes               1,700,000                       -      $     41,000(e)             1,741,000
Net income                         ---------------------------------------                      -----------------------------
                                   $     6,112,175         $      188,294                              $    5,494,684
                                   ======================================                       =============================

Earnings per-share - basis         $          1.07                                                     $         0.91
                                   =======================                                      =============================
Weighted average common shares
outstanding - basic                      4,947,018                                   160,103(b)             5,107,121
                                   =======================                                      =============================

Earnings per share - diluted       $          0.72                                                              0.63
                                   =======================                                      =============================
Weighted average common and
common equivalent shares
outstanding - diluted                    8,507,293                                   160,103(b)            8,667,396
                                   =======================                                      =============================

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed financial statements are presented for illustrative purposes only, giving effect to the Transaction. In accordance with SEC reporting rules, the pro forma condensed statements of operations, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items and the cumulative effect of accounting changes, as applicable.

The pro forma condensed balance sheets as of March 31, 1998 includes, in accordance with SEC reporting rules, the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected at that date.

The accompanying pro forma condensed financial statements give effect to the acquisition of Medical Education Systems, Inc. (MES) by Boron LePore & Associates, Inc. (BLP). The purchase price was $10 million in cash and 160,103 of common stock of BLP. In addition BLP may be required to pay up to an additional $10 million in contingent cash payments based on certain operating goals during the subsequent twelve month period. Such contingent payments have been excluded from the pro forma presentation due to the uncertainty of their payout.

2.   PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the unaudited condensed statements of operations and balance sheet, as applicable-

               (a) - As the Transaction has been accounted for as a purchase, entry is to eliminate the historical equity accounts of MES.

               (b) - To record the purchase of MES for $10 million in cash and 160,103 shares of BLP $.01 par value common stock valued at $30.04 per share. The resulting goodwill will be amortized over 20 years.

               (c) - To record the amortization of goodwill for the year ended December 31, 1997.

               (d) - To record the amortization of goodwill for the three months ended March 31, 1998.

               (e) - To record the pro forma tax provision for the income generated by MES. The tax rate utilized was approximately 21.7%, BLP's effective tax rate for the year ended December 31, 1997.

               (f) - No pro forma tax provision is required for the three months ended March 31, 1998 as MES generated a net loss for that period.

     (c)  Exhibits

Exhibit No.     Description
-----------     -----------

2.1 Asset Purchase Agreement, dated as of May 4, 1998, by and among Boron, LePore & Associates, Inc., Medical Education Systems, Inc., MES Acquisition Corp. and certain stockholders (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 5, 1998
                (Reg. No. 333-51101)).

23.1            Consent of Arthur Andersen LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 1998               BORON, LePORE & ASSOCIATES INC.


                                    By:   /s/ Gregory F. Boron
                                    -------------------------------------
                                    Gregory F. Boron
                                    Chief Operating Officer

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------


   2.1 Asset Purchase Agreement, dated as of May 4, 1998, by and among Boron, LePore & Associates, Inc., Medical Education Systems, Inc., MES Acquisition Corp. and certain stockholders (incorporated by reference to Amendment No. 1 to the Boron, LePore & Associates, Inc. Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 5, 1998 (Reg. No. 333-51101)).

  23.1         Consent of Arthur Andersen LLP.